INDEPENDENT AUDITORS’ CONSENT

Board of Directors

The Thurlow Funds, Inc.:

We consent to the use of our report, dated August 16, 2002, for The Thurlow Growth Fund, a series of The Thurlow Funds, Inc., incorporated herein by reference.

/s/KPMG LLP

Boston, Massachusetts

October 30, 2003